Exhibit 2.07
                           PURCHASE AND SALE AGREEMENT
                              SAN DIEGO REAL ESTATE

         This Agreement is made and entered into this19th day of November, 1996 by and between San Diego Health Associates Limited Partnership, a Delaware limited partnership ("Seller") and Regency Rehab Properties, Inc., a California corporation ("Purchaser").

                                    ARTICLE I
                                PURCHASE AND SALE

         1.01. On the terms and subject to the conditions set forth herein, Seller does hereby agree to sell to Purchaser and Purchaser does hereby agree to acquire from Seller all of Seller's right, title and interest in and to the following:

         (a) The  hospital  condominium  unit  more  particularly  described  in
Exhibit 1.01(a)(1) (the "Hospital Condominium Unit") and the improvements thereon that comprise the free standing rehabilitation hospital with 57 acute rehabilitation beds and 53 skilled nursing facility beds and commonly known as Continental Rehabilitation Hospital of San Diego, 555 Washington Street, San Diego, California (the "Hospital"), including without limitation the Seller's interest under the Condominium Plan, the Hospital/Medical Offices Declaration and the Master Declaration, the Articles of Incorporation and Bylaws of the Association and the Maintenance Agreement (as all such terms are defined in Exhibit 1.01(a)(1), which documents are collectively referred to herein as the "Condominium Documents"), Seller's membership in the Association and the Seller's interest under the "Hospital Sublease" dated October 26, 1992 between Oliver McMillan Village Hillcrest 2, L.P. (predecessor in interest to Lennar U.S. Partners, L.P.), as ground sublessor, to Seller, as ground sublessee (the "Ground Sublease").

         (b) The lessor's interest under the "Amended and Restated Lease Rehabilitation Hospital of San Diego" dated October 26, 1992 between Seller, as lessor, and San Diego Rehab Limited Partnership, a Delaware limited partnership ("SDRLP"), as lessee, as amended by First Amendment to Amended and Restated Lease dated as of October 28, 1992 (as amended, the "Hospital Lease").

         (c) Seller's interest under the Parking Agreement between Oliver McMillan Village Hillcrest 2, L.P. (predecessor in interest to Lennar U.S. Partners, L.P.), as grantor, and Seller, as grantee, dated October 26, 1992, providing the parking rights for the Hospital (the "Parking Agreement").

         Hereinafter the Hospital Condominium Unit, the Seller's interest under the Hospital Lease, the Ground Sublease and the Parking Agreement will sometimes be collectively referred to as the "Seller's Assets."

         1.02. Subject to the terms and conditions set forth in this Agreement, Purchaser shall assume and agree to pay, perform and discharge the following liabilities and obligations (the "Assumed Liabilities"):

         (a) The liabilities and obligations of Seller under the Condominium Documents which relate to the periods on and after the Closing Date; and

         (b) The liabilities and obligations of Seller as the lessor under the Hospital Lease and Ground
Sublease which relate to periods on and after the Closing Date; and

         (c) The liabilities and obligations of Seller as the grantee under the Parking Agreement which relate to periods on and after the Closing Date.

         1.03. Except for the Assumed Liabilities, no obligation or liability of Seller relating to or arising from the Seller's Assets prior to the Closing Date is to be assumed by Purchaser.

                                   ARTICLE II
                                 PURCHASE PRICE

         2.01. The purchase price for Seller's Assets shall be Thirteen Million Three Hundred Thousand and no/100 Dollars ($13,300,000) (the "Purchase Price") which shall be payable in cash at Closing concurrently with the transfer of the Seller's Assets to, and the assumption of the Assumed Liabilities by, Purchaser, which cash shall be paid at Closing, subject to adjustment to reflect the costs, expenses and prorations for which Seller and Purchaser are responsible under Paragraph 4 hereof.
                                   ARTICLE III
                                     CLOSING

         3.01. Provided that all of the conditions to closing set forth in Paragraphs 12.01 and 12.02 have been satisfied or waived, the purchase and sale of the Seller's Assets shall occur effective as of 12:01 a.m. on January 1, 1997 unless extended by mutual agreement of the parties (the "Outside Closing Date"). Closing shall occur at offices of Lawyers Title Insurance Company at 10:00 am or at such other time and place as may be agreed upon by the parties in order to ensure closing of the transactions provided for herein by the Outside Closing Date. The actual date of Closing is referred to herein as the "Closing Date."

         3.02. At Closing, Seller shall deliver title to the Hospital Condominium Unit and the Seller's interest under the Hospital Lease, the Ground Sublease and the Parking Agreement to Purchaser free and clear of all liens and encumbrances other than the following (collectively, the "Permitted Exceptions"):

         (a) Liens for real and personal property taxes which are not yet due and payable;

         (b)      The title matters listed in Exhibit 3.02(b); and

         (c) Such liens as may be approved or deemed approved by Purchaser pursuant to Paragraph 10.01.

         3.03. Title to the Seller's Assets shall be conveyed to Purchaser at Closing by Seller's delivery of the following documents:

         (a) Seller shall deliver a Grant Deed in the form attached hereto as Exhibit 3.03(a) (the "Grant
Deed").

         (b) Seller shall deliver an Assignment of Lease in the form attached hereto as Exhibit 3.03(b) (the "Hospital Lease Assignment Agreement").

         (c) Seller shall deliver an Assignment of Lease in the form attached hereto as Exhibit 3.03(c) (the "Ground Sublease Assignment Agreement").

         (d) Seller shall deliver an Assignment of Seller's interest in the Parking Agreement in the form attached hereto as Exhibit 3.03(d)(the "Parking Assignment").

                                   ARTICLE IV
                              COSTS AND PRORATIONS

         The costs of the transaction and the expenses related to the ownership and operation of the Seller's Assets shall be allocated between Seller and Purchaser as follows:

         4.01. Seller and Purchaser shall share on a 50-50 basis any transfer or excise taxes due on the transfer of title to the Hospital Condominium Unit or Seller's interest in the Hospital Lease, the Ground Sublease or the Parking Agreement to Purchaser.

         4.02. Seller shall pay the base premium for a standard ALTA owner's policy of title insurance for the Hospital Condominium Unit in the amount of the Purchase Price, insuring Purchaser's title to the Hospital Condominium Unit;
Purchaser shall pay the cost of any premiums for extended coverage which Purchaser may elect to secure, including the cost of the ALTA survey ("Survey") required to obtain the same, any lender's coverage which it elects or is required to secure in connection with its acquisition of the Seller's Assets or financing thereof and any title endorsements which it elects to obtain or is required to obtain to satisfy the requirements of its lender.

         4.03. Purchaser shall pay the cost of any environmental Phase I assessment of the Seller's Assets which Purchaser elects to secure prior to Closing.

         4.04. Any rent due to Seller under the terms of the Hospital Lease shall be prorated as of the Closing Date, it being understood and agreed that there will be no proration with respect to the payment of any real and personal property taxes, ground rent, rent, and assessments under the Condominium Documents or other expenses related to the ownership of the Hospital Condominium Unit or the ownership or operation of the Hospital as Seller has no responsibility for such costs and expenses under the terms of the Hospital Lease but SDRLP is solely responsible therefor under the terms thereof.

         4.05. Seller and Purchaser shall each pay their own attorneys fees incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transaction provided for herein.

         4.06. Purchaser and Seller shall share recording fees related to the recording of the conveyancing documents and any escrow fees on a 50-50 basis.

         4.07. Seller shall pay the cost of obtaining and recording any releases and consents necessary to deliver title to the Seller's Assets in accordance with the terms of this Agreement. Without limitation of the foregoing, Seller shall pay any reasonable attorneys fees, processing fees and other fees and expenses contemplated by the terms of the Ground Sublease, the Condominium Documents or the Parking Agreement as a condition to securing any consents to a transfer or assignment thereof.

         4.08. Purchaser shall pay any filing fees due with respect to the transaction evidenced by this Agreement and those other Purchase and Sale Agreements listed in Exhibit 4.08 (the "Other Agreements") under the Antitrust Improvements Act of 1976, as amended (the "HSR Act").

         4.09. Purchaser shall reimburse Seller at Closing for any prepaid expenses and deposits which relate to the period on and after the Closing Date.

         4.10. Seller shall pay any reasonable attorneys fees, processing fees and other fees and expenses contemplated by the terms of that Amended and Restated Credit Agreement dated September 26, 1995 between Seller and NationsBank of Texas, N.A. (the "Seller's Credit Agreement"), as a condition to securing consent to the sale of the Seller's Assets and Purchaser shall pay any reasonable attorneys' fees, processing fees and other fees and expenses contemplated by the terms of the Credit Agreement dated December 28, 1995 between Regency Health Services, Inc. and NationsBank of Texas, N.A.

                                    ARTICLE V
                                   POSSESSION

         On the Closing Date, Purchaser shall be entitled to possession of the Seller's Assets, subject only to the rights of SDRLP under the Hospital Lease.

                                   ARTICLE VI
                     SELLER'S REPRESENTATIONS AND WARRANTIES

Seller hereby warrants and represents to Purchaser that, except as otherwise specifically set forth in the disclosure letter addressed to Purchaser and dated the date hereof (the "Seller Disclosure Letter"):

         6.01. Status of Seller. Seller is a duly organized, validly existing Delaware limited partnership and is duly qualified to do business in the State of California and is in good standing under the laws thereof. Horizon/CMS Healthcare Corporation ("Horizon") is a duly organized, validly existing Delaware corporation and is in good standing under the laws thereof.

         6.02. Validity and Conflicts. This Agreement is valid, binding and enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Subject to Seller obtaining those Third Party Consents and Regulatory Approvals (as defined below) for which it is responsible under the terms hereof, the execution of this Agreement and the consummation of the transactions contemplated herein in accordance with the terms hereof will not result in a breach of the terms and conditions of nor constitute a default under or violation of Seller's Partnership Agreement or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Seller is now a party or by which any of Seller's Assets may be bound or affected or any agreement, option, understanding or commitment or any or privilege granted by Seller to any other party to purchase or otherwise acquire the Seller's Assets or result in the acceleration of or an increase in the interest rate payable under any indebtedness other than indebtedness of Seller which does not relate to the Hospital Condominium Unit or which is to be discharged by Seller as of the Closing Date.

         6.03. Authority. Subject to Seller obtaining those Third Party Consents and Regulatory Approvals for which it is responsible under the terms hereof, Seller has full partnership power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein and therein. Seller further has full power and authority (i) to own and lease the Hospital Condominium Unit as the same is presently owned and leased and (ii) to conduct its business as the same is now being conducted.

         6.04. Absence of Liabilities. There are no material liabilities with respect to the Hospital
Condominium Unit of which Seller has knowledge and which Seller has failed to disclose to Purchaser.

         6.05. The Licenses. To the extent not obtained by SDRLP under the Hospital Lease in accordance with the requirements thereof, Seller has all material licenses, permits and authorizations, if any, necessary for the lawful ownership and leasing under the terms of the Hospital Lease of the Hospital Condominium Unit (the "Seller Licenses"). True and correct copies of all of the Seller Licenses are attached hereto as Exhibit 6.05. Seller has not received written or verbal notice of any action or proceeding which has been initiated or is proposed to be initiated by the appropriate state or federal agency having jurisdiction thereof, to revoke, withdraw or suspend any of the Seller Licenses.

         6.06. Compliance with Law. Seller has no knowledge that the improvements of which the Hospital Condominium Unit comprises a part were not constructed and have not been maintained in substantial compliance with all applicable health and safety laws, regulations, ordinances, standards and orders issued by any municipal, county, state or federal agency having authority there over and with all applicable municipal health, building and zoning laws and regulations (including, without limitation, the building, zoning and life safety codes) where the failure to comply therewith would have a material adverse effect on the business, property, condition (financial or otherwise) of the Hospital Condominium Unit or the operation of the Hospital under the terms of the Hospital Lease and there are no outstanding cited deficiencies or work orders issued to Seller with respect to the Hospital Condominium Unit for which it is responsible (as compared to for which SDRLP is responsible under the Hospital Lease in accordance with the terms thereof) under any of the foregoing which have not been corrected as of the date hereof or which will not be corrected as of the Closing Date.

         6.07. Books and Records. All of the Seller's books and records relating to the Seller's Assets are true and correct in all material respects.

         6.08. Title. Seller has title to all of the Seller's Assets free and clear of all liens, charges and encumbrances other than the liens provided for in Paragraph 3.02. Seller has not received notice of any pending or threatened condemnation proceedings with respect to the Hospital Condominium Unit.

         6.09. Taxes and Tax Returns. All tax and other related returns, reports and filings of any kind or nature, required to be filed by Seller prior to date of execution of this Agreement with respect to the Hospital Condominium Unit for which Seller (as compared to SDRLP under the Hospital Lease) is responsible have been properly completed and timely filed, or extensions for the filing thereof have been timely secured, with all such filings being in material compliance with all applicable requirements and all taxes due with respect to Seller's ownership and leasing under the terms of the Hospital Lease of the Hospital Condominium Unit have been timely paid, except to the extent that the same are being duly contested in good faith in accordance with applicable law.

         6.10.    Environmental Issues.

         (a) Except in accordance, and in compliance, with any and all applicable local, state and federal governmental laws, regulations and requirements (collectively, the "Environmental Laws") relating to environmental and occupational health and safety matters, and hazardous materials, substances or wastes (as defined under any applicable Environmental Laws), Seller has (i) not released into the environment or discharged, placed or disposed of any such hazardous materials, substances or wastes or caused the same to be so released into the environment or discharged, placed or disposed of at, on or under the Hospital Condominium Unit other than to the extent the same will not have a material adverse affect on the condition, financial or otherwise, of the Hospital Condominium Unit, (ii) not installed any underground storage tanks at or under the Hospital Condominium Unit and (iii) at all times maintained or caused to be maintained the Hospital Condominium Unit in compliance with all Environmental Laws, except where the failure to so comply would not have a material adverse affect on the condition, financial or otherwise, of the Hospital Condominium Unit.

         (b) With respect to the Hospital Condominium Unit prior to the date of the Seller's ownership thereof, to the best of Seller's knowledge after due inquiry of the Director of Plant Operations at the Hospital, (i) except to the extent permitted by applicable Environmental Laws, no hazardous materials, substances or wastes were located on or at the Hospital Condominium Unit or were released into the environment or discharged, placed or disposed of in, on or under the Hospital Condominium Unit, (ii) except to the extent permitted by applicable Environmental Laws, no underground storage tanks are or were located at the Hospital Condominium Unit, (iii) the Hospital Condominium Unit is not located on property which was used as a dump for waste material, and (iv) the Hospital Condominium Unit has at all times complied with, all Environmental Laws, except to the extent in each of the foregoing clauses (i) through (iv) that any such non-compliance would not have a material adverse effect on the Hospital Condominium Unit. Seller has not received any written notice from any governmental authority or any written complaint from any third party with respect to its alleged noncompliance with, or potential liability under, any Environmental Laws at the Hospital Condominium Unit which remains unresolved as of the date hereof.

         (c) Seller will use its reasonable efforts to provide to Purchaser any written assessments prepared by or on behalf of Seller concerning the hazardous waste conditions at the Hospital Condominium Unit which are currently in the possession of Seller.

         6.11. Necessary Action. Seller has duly and properly taken or obtained or caused to be taken or obtained, or prior to Closing will have duly and properly taken or obtained or caused to be taken or obtained, all action necessary for Seller (i) to enter into and to deliver this Agreement and any and all documents and agreements executed by Seller in connection herewith or in furtherance hereof and (ii) to carry out the terms hereof and thereof and the transaction contemplated herein and therein, which action shall include, but not be limited to, obtaining the Third Party Consents and Regulatory Approvals for which Seller is responsible hereunder. No other action by or on behalf of Seller is or will be necessary to authorize the execution, delivery and performance of this Agreement and any documents and agreements executed by Seller in connection herewith or consummation of the transactions contemplated herein, other than securing those Third Party Consents and Regulatory Approvals (as those terms are defined below) for which Seller is responsible under the terms hereof. Seller represents and warrants that as of the date of execution of this Agreement, it has secured the consent of its partners and of the Board of Directors of Horizon to the execution of this Agreement and of any documents and agreements necessary to carry out the terms hereof and for the consummation of the transactions contemplated by this Agreement. Nothing herein shall be construed as a guarantee by Seller that it will be able to secure the Third Party Consents or Regulatory Approvals for which it is responsible, but rather this paragraph shall be limited to Seller's representation and warranty that it will use its best efforts to secure such Third Party Consents and Regulatory Approvals.

         6.12. Litigation. There is no, nor has Seller received written or verbal notice of any, litigation, administrative investigation or other proceeding pending or, to the best of Seller's knowledge based on written notice with respect thereto, threatened against or relating to Seller by any governmental authority having jurisdiction over Seller or by any other party which seeks to challenge Seller's title to the Seller's Assets or Seller's right or ability to consummate the transaction provided for herein or to impose any lien on Seller's Assets not permitted by the terms of this Agreement. Seller is not a party to nor is Seller bound by any orders, judgments, injunctions, decrees or settlement agreements under which it may have continuing obligations as of the date hereof or as of the Closing Date and which are likely to materially restrict or affect Seller's present business operations. The right or ability of Seller to consummate the transaction contemplated herein has not been challenged by any governmental agency or any other person and Seller has no knowledge of the occurrence of any event which would provide a reasonable basis for any such litigation, investigation or other proceeding.

         6.13. The Hospital Lease and the Ground Sublease. True and correct copies of the Hospital Lease and the Ground Sublease (collectively, the "Leases") have been provided by Seller to Purchaser. The Leases remain in full force and effect and have not been amended or modified except as set forth in
Article 1. Seller has not received from any other party to either of the Leases any written notice that Seller is in default of its obligations under the Leases nor does Seller have knowledge of any events which, with the passage of time or the giving of notice, would constitute a material default thereunder. Seller enjoys exclusive, peaceful and undisturbed possession under the Ground Sublease (subject to the Hospital Lease). There are no security deposits posted with respect to the Leases.

         6.14. Insurance. All of the insurance required to be maintained by Seller with respect to the Hospital Condominium Unit and the other Seller's Assets and the Hospital is maintained by SDRLP under the terms of the Hospital Lease. All of such insurance names Seller as an additional insured or loss payee thereunder and, to the best of Seller's knowledge based on Seller having not received any notice of termination or cancellation as of the date hereof, all of such insurance is in full force and effect as of the date hereof.

         6.15 Condominium Documents. Seller has provided to Purchaser true, correct and complete copies of the Condominium Documents. The Condominium Documents remain in full force and effect and have not been amended or modified except as set forth in Article 1. Seller has not received from any other party to any of the Condominium Documents any written notice that Seller is in default of its obligations thereunder nor does Seller have knowledge of any events which, with the passage of time or the giving of notice, would constitute a material default thereunder by any party thereto. There are no condominium governing documents or agreements, other than the Condominium Documents, that establish, modify or govern the rights of owners of condominium units that are subject to the Condominium Documents.

         6.16. Parking Agreement. Seller has provided Purchaser with a true and correct copy of the Parking Agreement and the Settlement Agreement executed by Seller on October 31, 1996 with respect thereto. The Parking Agreement is in full force and effect and has not been modified or amended but has been interpreted by the terms of the Settlement Agreement. Seller is not in default of any of its obligations under the Parking Agreement nor is Seller aware of any default or any action or omission which, with the passage of time or the giving of notice or both, would constitute a default under the Parking Agreement by any party thereto. At Closing, Seller shall deliver to Purchaser a duly executed assignment of the Parking Agreement.

         6.17. Disclosure. No representation or warranty by or on behalf of Seller contained in this Agreement, as those representations have been modified by the terms of Seller's Disclosure Letter, if applicable, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VII
                    PURCHASER REPRESENTATIONS AND WARRANTIES

Purchaser hereby warrants and represents to Seller that, except as otherwise specifically set forth in the letter from Purchaser to Seller dated the date hereof (the "Purchaser Disclosure Letter"):

         7.01. Status of Purchaser. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. Regency Health Services, Inc. ("Regency") is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         7.02. Validity and Conflicts. This Agreement is valid, binding and enforceable against Purchaser in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution of this Agreement and the consummation of the transactions contemplated herein have been approved by the Board of Directors of Purchaser and do not and will not result in a breach of the terms and conditions of nor constitute a default under or violation of the Articles of Incorporation or Bylaws of Purchaser, or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is now a party or by which any of its assets may be bound or affected, subject, however, to Purchaser obtaining those Third Party Consents and Regulatory Approvals for which it is responsible under the terms hereof.

         7.03. Authority. Subject to obtaining the Third Party Consents and Regulatory Approvals which it and/or Seller are required to use their best efforts to secure, Purchaser has full corporate power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein and therein. Purchaser further has full power and authority (i) to own and lease the Hospital Condominium Unit from and after the Closing Date as the same are presently owned and leased and (ii) to conduct its business from and after the Closing Date as the same is now being conducted.

         7.04  Necessary  Action.  Purchaser  has  duly  and  properly  taken or obtained or caused to be taken or obtained, or prior to Closing will have duly and properly taken or obtained or caused to be taken or obtained, all action necessary for Purchaser (i) to enter into and to deliver this Agreement and any and all documents and agreements executed by Purchaser in connection herewith or in furtherance hereof and (ii) to carry out the terms hereof and thereof and the transactions contemplated herein and therein, which action shall include, but not be limited to, obtaining the Third Party Consents and Regulatory Approvals for which Purchaser is responsible hereunder. No other action by or on behalf of Purchaser is or will be necessary to authorize the execution, delivery and performance of this Agreement and any documents and agreements executed by Purchaser in connection herewith or consummation of the transactions contemplated herein, other than securing those Third Party Consents and Regulatory Approvals for which Purchaser is responsible under the terms hereof. Purchaser represents and warrants that as of the date of execution of this Agreement, it has secured the consent of its Board of Directors and of the Board of Directors of Regency to the execution of this Agreement and of any documents and agreements necessary to carry out the terms hereof and for the consummation of the transactions contemplated by this Agreement. Nothing herein shall be construed as a guarantee by Purchaser that it will be able to secure the Third Party Consents or Regulatory Approvals for which it is responsible, but rather this paragraph shall be limited to Purchaser's representation and warranty that it will use its best efforts to secure such Third Party Consents and Regulatory Approvals.

         7.05. Litigation. There is no, nor has Purchaser received written or verbal notice of any, litigation, administrative investigation or other proceeding pending or, to the best of Seller's knowledge based on written notice with respect thereto, threatened by any governmental authority having jurisdiction over Purchaser or by any other party or which challenges Purchaser's ability to consummate the transaction provided for herein. Purchaser is not a party to or bound by any orders, judgments, injunctions, decrees or settlement agreements under which it may have continuing obligations as of the date hereof or as of the Closing Date and which are likely to materially restrict or affect the business operations of Purchaser either before or after the Closing. The right or ability of Purchaser to consummate the transaction contemplated herein has not been challenged by any governmental agency or any other person and Purchaser has no knowledge of the occurrence of any event which would provide a reasonable basis for any such litigation, investigation or other proceeding.

         7.06. Taxes and Tax Returns. All tax and other related returns, reports and filings of any kind or nature, required to be filed by Purchaser prior to date of execution of this Agreement with respect to its operations have been properly completed and timely filed, or extensions for the filing thereof have been timely secured, with all such filings being in material compliance with all applicable requirements and all taxes due with respect to Purchaser's operations have been timely paid, except to the extent that the same are being duly contested in good faith in accordance with applicable law and adequate reserves therefor are reflected on Purchaser's financial statements or will be reflected in any subsequent financial statements prepared by Purchaser.

         7.07. Disclosure. No representation or warranty by or on behalf of Purchaser contained in this Agreement, as those representations have been modified by the terms of Purchaser's Disclosure Letter, if applicable, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein in light of the circumstances under which they were made, not misleading.

                                  ARTICLE VIII
                                     BROKER

         Each party hereby represents, covenants, and warrants to the other that it has employed no broker or finder in connection with the transaction contemplated herein. Each party agrees to pay any commission or finder's fee which may be due on account of the transaction contemplated herein to any other broker or finder employed by it, and to indemnify the other party hereto against any claim for any commission or finder's fee made by any other broker allegedly employed by it and from and against any and all costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys fees and costs.

                                   ARTICLE IX
                                SELLER COVENANTS

         9.01. Pre-Closing Date. Seller covenants that between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed:

         (a) Seller will enforce the obligations of SDRLP under the Hospital Lease, including but not limited to, any obligations which require SDRLP to fulfill any obligations imposed on Seller under the Ground Sublease and the Parking Agreement.

         (b) Seller will not sell or agree to sell the Hospital Condominium Unit nor otherwise enter into any agreements materially affecting the Hospital Condominium Unit;

         (c) Seller will not, except in the ordinary course of business, enter into any contract or commitment affecting any of the Seller's Assets or incur any additional indebtedness or amend, extend or renew any current debt instruments, whether in the ordinary course of business or otherwise, nor will Seller declare or pay any dividend or other distribution with respect to any of the Seller Assets nor pledge the accounts receivable of Seller as security for any indebtedness or lease agreements executed, amended or extended by Seller after the date hereof; provided, however, that nothing herein shall be construed as prohibiting (i) Seller from incurring inter-company indebtedness to Horizon and/or Continental Medical Systems, Inc. ("CMS"), (ii) Horizon and/or CMS from incurring debt, the proceeds of which may be made available to Seller directly or by means of a working capital loan from Seller's general partner to Seller or
(iii) Seller from executing any and all documents necessary to amend any debt instruments under which Horizon and/or CMS may be the borrower and Seller a guarantor;

         (d) During normal business hours, Seller will provide Purchaser and its agents and employees with access on twenty-four (24) hours notice to the books and records of Seller relating to the Hospital Condominium Unit provided they do not interfere with the operation thereof;

         (e) If and to the extent Seller has not delegated responsibility therefor to SDRLP under the Hospital Lease, Seller will maintain the Hospital Condominium Unit in substantial compliance with all applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders as now in effect (including, without limitation, the building, zoning and life safety codes as currently applied with respect thereto) where the failure to comply therewith could have a material adverse effect on the business, property, condition (financial or otherwise) or operation thereof;

         (f) If and to the extent Seller has not delegated responsibility therefor to SDRLP under the Hospital Lease, Seller will take all reasonable action to achieve substantial compliance with any laws, regulations, ordinances, standards and orders applicable to the Hospital Condominium Unit which are enacted or issued after execution of this Agreement and become effective or require compliance prior to the Closing where the failure to comply therewith could have a material adverse effect on the business, property, condition (financial or otherwise) or operation thereof;

         (g) Within ten (10) days after Seller's receipt of Purchaser's title, UCC search and survey objections pursuant to Paragraph 10.01, Seller shall advise Purchaser whether it intends to correct the defects to which Purchaser has objected;

         (h) If and to the extent Seller has not delegated responsibility therefor to SDRLP under the Hospital Lease, Seller will file all returns, reports and filings of any kind or nature, or secure timely extensions for the filing thereof, required to be filed by Seller including, but not limited to, state and federal tax returns with respect to the Hospital Condominium Unit and will timely pay all taxes or other obligations which are due and payable with respect thereto where the failure to pay the same is reasonably likely to result in the imposition of a lien on the Hospital Condominium Unit not permitted by the terms of this Agreement;

         (i) Unless specifically prohibited by law, Seller will use its best efforts to cause all of the conditions to Closing set forth in Paragraphs 12.01 and 12.02 which are within Seller's control to be satisfied prior to the Outside Closing Date and Seller will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement or which is intended to cause any representation, warranty or covenant made by Seller in this Agreement;

         (j) Neither Seller nor any of its partners, advisors or others authorized to act on its behalf shall directly initiate or solicit discussions relating to any alternative acquisition proposal or similar transaction including, without limitation, a merger or other business combination involving Seller or any of the Seller's Assets, or offer to acquire or convey in any manner, directly or indirectly, all or substantially all of the equity interests in Seller or the Seller's Assets; provided, however, that public announcements of the transaction contemplated by this Agreement shall not be prohibited hereby;

         (k) Seller will proceed with all due diligence to secure the Regulatory Approvals and Third Party
Consents for which it is responsible under the terms hereof; and

         (l) Seller will cooperate with Purchaser, at Purchaser's cost and expense, in any audits relating to the Hospital Condominium Unit which Purchaser elects to conduct in order to comply with any requirements applicable to it under the federal securities laws.

         9.02. Closing Date. On the Closing Date, Seller will deliver the following to Purchaser or to a designated escrow agent in accordance with any written escrow instructions executed by Seller and Purchaser:

         (a) A certificate of Seller dated as of the Closing Date, certifying on behalf of Seller in such detail as Purchaser may reasonably specify the fulfillment of the conditions set forth in Paragraphs 12.02 (a) and (b) and setting forth the incumbency of the partners or the officers of the partners executing documents on behalf of Seller, a copy of the resolutions adopted by Seller's Partners authorizing the transaction provided for herein and the execution of this Purchase Agreement and the other documents contemplated herein and attaching a certificate of good standing issued by each of the California and Delaware Secretary of State within no more than thirty (30) days prior to Closing;

         (b)      The duly executed Grant Deed;

         (c) The duly executed Hospital Lease Assignment Agreement and the duly executed Ground Sublease
Assignment Agreement;

         (d)      The duly executed Parking Assignment;

         (e)      Written Escrow Instructions;

         (f) An Estoppel Certificate in substantially the form attached hereto as Exhibit 9.02(f) duly executed by the lessor under the Ground Sublease and the grantor under the Parking Agreement;

         (g) An opinion of the General Counsel of Horizon in form and substance reasonably acceptable to
Purchaser; and

         (h) Evidence that Seller has secured all of the Regulatory Consents and Third Party Approvals for which Seller is responsible under the terms of this Agreement.

         In addition, on the Closing Date, the Seller shall pay the closing costs for which it is responsible under Article IV and shall cause to be made available to Purchaser at the Hospital any and all plans and specifications with respect to the Hospital Condominium Unit which may be in Seller's possession.

         9.03. Post-Closing. Seller covenants and agrees that after the Closing Date it will:

         (a) Cooperate with Purchaser in the event its parent corporation is required to include audited financial statements with respect to the Hospital Condominium Unit in its filings with the United States Securities and Exchange Commission.

         (b) Take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel for Purchaser, may be reasonably necessary to assure, complete and evidence the full and effective transfer and conveyance of Seller's Assets.

         (c) Fulfill any obligations which it may have under this Agreement which survive Closing in accordance with the terms hereof or which, by agreement of the parties, have not been fully performed as of the Closing Date and the performance of which, by written agreement of the parties, has been extended until after the Closing Date.

                                    ARTICLE X
                               PURCHASER COVENANTS

         10.01. Pre-Closing Date. Purchaser covenants that between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed:

         (a) Within ten (10) days after the date of this Agreement advise Seller of its objections to any UCC Search Reports, title report or title insurance commitment and/or survey of the Hospital Condominium Unit which Purchaser may elect to obtain; provided, however, that Purchaser shall not have the right to object to any of the Permitted Exceptions. If Seller refuses to correct some or all of the title, survey or lien defects objected to by Purchaser within the time period reflected in Paragraph 9.01(o) or to give Purchaser reasonable assurances that the same will be corrected as of the Closing Date, Purchaser shall have ten (10) days to advise Seller of its decision to close, notwithstanding the defects, or of its election to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder. If Purchaser does not give notice of termination within this ten (10) day period, it will be deemed to have waived its objections and to have accepted such title, survey or lien defects.

         (b) Purchaser will proceed with all due diligence to obtain the Third Party Consents and
Regulatory Approvals for which it is responsible under the terms hereof; and

         (c) Unless specifically prohibited by law, Purchaser will use its best efforts to cause all of the conditions to Closing set forth in Paragraphs 12.01 and 12.02 which are within its control to be satisfied prior to the Outside Closing Date and Purchaser will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement.

         10.02. Closing Date. On the Closing Date, Purchaser will deliver to the Escrow Agent (unless Seller and Purchaser agree in writing in the Escrow Instructions to handle the same outside of escrow) the following:

         (a) A certificate of a responsible officer of Purchaser dated as of the Closing Date certifying on behalf of Purchaser in such detail as Seller may reasonably specify the fulfillment of the conditions set forth in Paragraphs
12.01 (a) and (b) and setting forth the incumbency of the officers executing documents on behalf of Purchaser, a copy of the resolutions adopted by Purchaser's Board of Directors authorizing the transaction provided for herein and the execution of this Purchase Agreement and the other documents contemplated herein and attaching a certificate of good standing issued by the California Secretary of State within no more than thirty (30) days prior to Closing;

         (b)      The cash due at Closing pursuant to Paragraph 2.01;

         (c)      Duly executed Escrow Closing Instructions;

         (d) An opinion of the General Counsel of Regency in form and substance reasonably acceptable to
Seller;

         (e) The duly executed Hospital Lease Assignment Agreement and the duly executed Ground Lease
Assignment Agreement; and

         (f)      The duly executed Parking Assignment.

         10.03.   Post-Closing.  After the Closing Date, Purchaser will:

         (a) Provide Seller with access during normal business hours to any books or records which Seller may need to file or to defend tax returns or other filings filed prior to or subsequent to the Closing Date which relate to the period prior to the Closing Date or which Seller may require for any other lawful purpose other than litigation commenced by Seller against Purchaser under the terms of this Agreement and maintain all such books and records for a period of one year after the Closing Date, at which time Purchaser shall give Seller notice of Seller's right to remove such books and records from the Hospital. Seller shall have a period of thirty (30) days after receipt of such notice to advise Purchaser whether it intends to exercise its removal right and, in the event Seller elects to do so, Seller shall have a period of thirty (30) days thereafter in which to arrange, at its sole cost and expense, for the removal of any or of such books and records from the Hospital, subject to Purchaser's right to retain copies of any or all of such removed books and records.

         (b) Take such actions and properly execute and deliver such further instruments as Seller may reasonably request to assure, complete and evidence the transaction provided for in this Agreement.

         (c) Fulfill any obligations which it may have under this Agreement which survive Closing in accordance with the terms thereof or which, by agreement of the parties, have not been fully performed as of the Closing Date and the performance of which, by written agreement of the parties, has been extended until after the Closing Date.

         (d) To provide such notice as may be required after Closing to each regulatory authority having jurisdiction over the Hospital Condominium Unit, the consent of which was not required as a condition to Closing but notice to which is required or recommended after Closing.

                                   ARTICLE XI
                                MUTUAL COVENANTS

         11.01. General Covenants. Following the execution of this Agreement, Seller and Purchaser agree:

         (a) If any event should occur, either within or without the knowledge or control of any party, which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transactions contemplated by this Agreement, to use its or their reasonable efforts to cure the same as expeditiously as possible;

         (b) To cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party, to accomplish the transactions contemplated by this Agreement;

         (c) To deliver such other instruments of title, certificates, consents, endorsements, assignments, assumptions and other documents or instruments, in form reasonably acceptable to the party requesting the same and its counsel, as may be reasonably necessary to carry out and/or to comply with the terms of this Agreement and the transactions contemplated herein;

         (d) To confer on a regular basis with the other, report on material operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen could have, a material adverse effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein; and

         (e) To promptly provide the other (or its counsel) with copies of all other filings made by such party with any state or federal governmental entity in connection with this Agreement or the transactions contemplated hereby.

         11.02.   Hart-Scott-Rodino Filing. If and to the extent applicable:

         (a) Purchaser and Seller agree to file, and to cause any other person obligated to do so as a result of its shareholdings or other ownership interests in Seller, with the Antitrust Division of the United States Department of Justice and the Federal Trade Commission a Notification and Report Form in accordance with the notification requirements of the HSR Act and to use its and their best efforts to achieve the prompt termination or expiration of the waiting period or any extension thereof provided for under the HSR Act as a prerequisite to the consummation of the transactions provided for herein.

         (b) Nothing herein shall be construed as requiring Seller to (i) sell or otherwise dispose of any of the Seller Assets which are the subject of this Agreement or the Other Agreements which either alone or in the aggregate, with all such other sales or dispositions, would constitute the sale or disposition of a "significant subsidiary" (as defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Commission), (ii) take any action, the consummation of which cannot be conditioned on the consummation of the transactions contemplated by this Agreement, where such action would have a material adverse effect on Seller or (iii) take any action which either would have a material adverse effect on the operations, business or financial condition of Seller or would materially impair the value of the transaction contemplated herein to Seller or Purchaser.

         (c) Nothing herein shall be construed as requiring Purchaser to (i) sell or otherwise dispose of any of its assets which either alone or in the aggregate, with all such other sales or dispositions, would constitute the sale or disposition of a "significant subsidiary," (ii) take any action, the consummation of which cannot be conditioned on the consummation of the transactions contemplated by this Agreement, where such action would have a material adverse effect on Purchase or (iii) take any action which either would have a material adverse effect on the operations, business or financial condition of Purchaser or would materially impair the value of the transaction contemplated herein to Seller or Purchaser.

         11.03. Third Party Consents/Regulatory Approval. Each of Purchaser and Seller will use its best efforts to obtain prior to the Closing Date all consents, approvals and licenses necessary to permit the consummation of the transactions contemplated by this Agreement and the Other Agreements, including, but not limited to, such licensure and certification approval in the State of California as may be necessary to enable Purchaser to lawfully own and/or lease the Hospital Condominium Unit from and after the Closing Date (the "Regulatory Approvals"), and the consent of its lenders, lessors and other third parties to the extent required under any loan documents, lease agreements, management agreements or other instruments to which it is a party, including, but not limited to, the consent of the lessor or licensor under the Ground Sublease and the Parking Agreement if and to the extent required by the terms thereof (the "Third Party Consents"), provided, however, that the consent of the holders of the bonds issued by Purchaser's parent corporation under that Indenture dated as of June 28, 1996 in the original principal amount of $50,000,000 and that Indenture dated as of October 12, 1995 in the original principal amount of $110,000,000 shall not be deemed to be a required Third Party Consent, it being understood and agreed that Purchaser has represented that the transaction as contemplated herein will not require the consent of such bondholders.

         11.04. Public Announcements. The parties shall consult with each other prior to the issuance by either party of any press release or any written statement with respect to this Agreement or the transactions contemplated hereby.

         11.05. Costs. Except as otherwise specifically provided herein, each party shall bear its own costs and expenses with respect to securing the Third Party Consents and Regulatory Approvals, including complying with the requirements of the HSR Act, for which it is responsible hereunder.

                                   ARTICLE XII
                                   CONDITIONS

         12.01. Purchaser Conditions. All obligations of Purchaser under this Agreement are subject to the fulfillment, prior to or as of the Outside Closing Date (as defined below), of each of the following conditions any one or more of which may be waived in writing by Purchaser:

         (a) The representations and warranties of Seller contained in this Agreement shall be true and correct at and as of the Closing Date as though such representations and warranties were then again made, other than any representations or warranties which specifically relate to an earlier period, which shall have been true as of the date thereof.

         (b) Seller shall have performed all of its obligations under this Agreement that are to be performed by it prior to or as of the Closing Date.

         (c) Purchaser and Seller shall have received the Third Party Consents and Regulatory Approvals and shall have satisfied any and all conditions to the effectiveness thereof.
         (d) Other than with respect to a default identified in the Seller Disclosure Letter as of the date of this Agreement or any defaults identified after the date of this Agreement in any amendments to the Seller Disclosure Letter, which amendments are not objected to by Purchaser, Seller shall not be in default, where said default cannot be cured by the Closing Date, under any mortgage, contract, lease or other agreement to which Seller is a party or by which Seller is bound and which will affect or relate to the Seller's Assets after the Closing.

         (e) Subject to Purchaser ordering the same, an ALTA title insurance policy providing for extended owner's coverage shall have been issued to Purchaser with respect to the Hospital Condominium Unit subject only to the Permitted Exceptions (the "Title Insurance Policy").

         (f) Subject to Purchaser ordering the same, Purchaser shall be satisfied or, pursuant to Paragraph 10.01(a) shall be deemed to be satisfied, with the Survey.

         (g) Subject to Purchaser ordering the same, Purchaser shall be satisfied, or pursuant to Paragraph 10.01(a) shall be deemed to be satisfied, with the results of the UCC Searches.

         (h) If applicable, the filing and waiting period requirements under the HSR Act shall have been complied with and shall have expired or terminated.

         (i) The closing of the transactions which are the subject of the Other Agreements shall have occurred.

         12.02. Seller Conditions. All obligations of Seller under this Agreement are subject to the fulfillment, prior to or as of the Outside Closing Date, of each of the following conditions any one or more of which may be waived by Seller in writing:

         (a) The representations and warranties of Purchaser contained in this Agreement shall be true and correct at and as of the Closing Date as though such representations and warranties were then again made, other than any representations or warranties which specifically relate to an earlier period, which shall have been true as of the date thereof.

         (b) Purchaser shall have performed all of its obligations under this Agreement that are to be performed by it prior to or as of the Closing Date.

         (c) Purchaser and Seller shall have received the Third Party Consents and Regulatory Approvals and shall have satisfied any and all conditions to the effectiveness thereof; provided, however, that it shall not be a condition to Seller's obligation to close hereunder that the landlord or licensor under the Ground Sublease or the Parking Agreement has refused to release Seller from its guarantee thereof or from primary liability thereunder.

         (d) The closing of the transaction which are the subject of the Other Agreements shall have occurred.
                                  ARTICLE XIII
                                   TERMINATION

         13.01. Termination. This Agreement may be terminated by Purchaser or Seller upon the following conditions:

         (a)      By mutual consent of the parties;

         (b) By  Purchaser if the  conditions  to Closing set forth in Paragraph
12.01 have not been satisfied through no fault of Purchaser or waived by Purchaser by the Outside Closing Date;

         (c) By Seller if the conditions to Closing set forth in Paragraph 12.02 have not been satisfied through no fault of Seller or waived by Seller by the Outside Closing Date;

         (d) By either party if the Closing has not occurred by the Outside Closing Date or such later date as may be agreed upon in writing by Seller and Purchaser; provided, however, that in the event all of the conditions to Closing provided for in Paragraph 12 have been satisfied or waived by the Outside Closing Date as the same may be extended in accordance with the terms of the Other Purchase Agreements;

         (e) By either party if the United States Department of Justice or the Federal Trade Commission requires any of the actions described in Paragraph 11.02;

         (f) By either party in the event of a material adverse change in the information contained in the other party's Disclosure Letter as a result of the updating thereof by such other party.

         (g) By Purchaser in the event that prior to the Closing Date a material portion of any of the Hospital Condominium Unit or the Hospital is damaged or destroyed by fire or other casualty or has been taken or condemned by any public or quasi-public authority under the power or eminent domain; provided, however, that in the event Purchaser fails to exercise its termination rights hereunder, then it shall be conclusively deemed to have waived said right and Seller shall assign to Purchaser all of its rights to any insurance proceeds or condemnation award and all claims in connection therewith.

                  13.02. Neither party to this Agreement may claim termination or pursue any other remedy referred to in Paragraph 13.01 on account of a breach of a condition, covenant or warranty by the other, without first given such other party written notice of such breach and not less than ten (10) days within which to cure such breach. The Closing Date shall be postponed if necessary to afford such opportunity to cure.

          13.03. In the event of the termination of this Agreement by Seller under either Paragraph 13.01(c) or Paragraph 13.01(d) where, in either case the Closing has failed to occur as a result of a material breach by Purchaser of its obligations hereunder or under the Other Agreements, Seller shall be entitled either (A) to seek damages from Purchaser as a result of said breach or (B) without the need to prove damages, to collect from Purchaser on written demand the sum of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000) as liquidated damages in full and complete settlement of any and all claims which Seller may have against Purchaser hereunder and under the Other Agreements as a result of said breach by Purchaser, it being understood and agreed that the amount provided for in this clause (B) is intended to compensate Seller for the damages suffered by it as a result of said breach without resort to the courts and is not intended to be a limitation on the damages which Seller would be able to seek to recover in the event it elects to proceed under clause (A).

          13.04. In the event of the termination of this Agreement by Purchaser under either Paragraph 13.01(b) or Paragraph 13.01(d) where, in either case the Closing has failed to occur as a result of a material breach by Seller of its obligations hereunder or under the Other Agreements, Purchaser shall have the right either (A) to seek specific performance of Seller's obligations hereunder or (B) to seek damages suffered by it as a result of said breach.

         13.05. In the event of the termination of this Agreement pursuant to Paragraphs 13.01(a), (e), (f) or (g), neither party shall have any further rights or obligations hereunder.

                                   ARTICLE XIV
                                 INDEMNIFICATION

         14.01. Seller shall indemnify and hold Purchaser harmless from and against any and all damages, liabilities, losses, costs or expenses which it may incur as a result of:

         (a) Except as otherwise provided in this Agreement, the leasing or ownership of Seller's Assets prior to the Closing Date, whether or not the same are covered by Seller's insurance, including, but not limited to, any obligations under the Condominium Documents, the Ground Sublease, the Parking Agreement or the Hospital Lease (if and to the extent they relate solely to the period prior to the Closing Date);

         (b) Any misrepresentation or breach of warranty of Seller set forth in this Agreement or nonfulfillment of any agreement on the part of Seller under this Agreement;

         (c) Any failure in connection with the transaction contemplated herein to comply with the requirements of any laws or regulations relating to bulk sales or transfers; and

         (d) Any and all actions, suits, proceedings, demands, assessments, judgements, reasonable costs and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to the foregoing.

         14.02. Purchaser shall indemnify and hold Seller harmless from and against any and all damages, liabilities, losses, costs or expenses which it may incur as a result of:

         (a) Except as otherwise provided in this Agreement, any and all obligations relating to the leasing or ownership of Seller's Assets from and after the Closing Date including, but not limited to, any obligations under the Condominium Documents, the Ground Sublease, the Parking Agreement or the Hospital Lease (if and to the extent they relate solely to the period from and after the Closing Date);

         (b) Any misrepresentation or breach of warranty of Purchaser set forth in this Agreement or nonfulfillment of any agreement on the part of Purchaser under this Agreement; and

         (c) Any and all actions, suits, proceedings, demands, assessments, judgements, reasonable costs and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to the foregoing.

         14.03. Notwithstanding the foregoing, neither Purchaser nor Seller (the "Non-Breaching Party") shall be entitled to seek damages from the other party (the "Breaching Party") under Paragraphs 14.01(b) and 14.02(b), respectively, for the breach of a representation or warranty set forth in this Agreement unless the amount of the damages, liabilities, losses, costs or expenses incurred by the Non-Breaching Party individually or in the aggregate with any and all prior breaches hereunder or under that Purchase and Sale Agreement of even date herewith between San Diego Rehab Limited Partnership, as Seller ("SDRLP"), and Regency Rehab Hospitals, as Purchaser, with respect to the right, title and interest of SDRLP as lessee under the Hospital Lease, equals or exceeds Fifty Thousand and no/100 Dollars ($50,000) (the "Representation and Warranty Liability Threshold"). In the event the Representation and Warranty Threshold is met, then the Non-Breaching Party shall be entitled to seek to collect from the Breaching Party any and all damages, liabilities, losses, costs or expenses suffered or incurred as a result of all such breaches of the representations and warranties set forth herein on a first dollar basis and not merely to recover damages in excess of the Representation and Warranty Liability Threshold.

                                   ARTICLE XV
                                  MISCELLANEOUS

         15.01. Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight delivery, hand delivery or facsimile transmission to the following address:

         To Seller:                 c/o Horizon/CMS Healthcare Corporation
                                    6001 Indian School Road, N.E.
                                    Albuquerque, NM 87110
                                    Attn: Neal Elliott
                                    Telephone No.:   505-878-6350
                                    Facsimile No.:   505-881-6100

         With copy to:              Scot Sauder, Esq.
                     c/o Horizon/CMS Healthcare Corporation
                          6001 Indian School Road, N.E.
                              Albuquerque, NM 87110
                           Telephone No.: 505-878-6356
                           Facsimile No.: 505-881-6100

         To Purchaser:              Regency Rehab Properties, Inc.
                                    2742 Dow Avenue
                                    Tustin, CA 92680
                                    Attn: Bruce Broussard
                                    Telephone No.:   714-544-4443
                                    Facsimile No.:   714-544-2441

         with copy to:              Regency Rehab Properties, Inc.
                                    2742 Dow Avenue
                                    Tustin, CA 92680
                                    Attn: David Grant
                                    Telephone No.:   714-544-4443
                                    Facsimile No.:   714-544-2441

         and with copy to: Randi S. Nathanson, Esq.
                                    1411 Fourth Avenue
                                    Suite 905
                                    Seattle, WA  98101
                                    Telephone No.:   206-623-6239
                                    Facsimile No.:   206-623-1738

         Notices shall be deemed given three (3) business days after deposit in the mail as provided herein or upon actual receipt if sent by overnight delivery, facsimile transmission or hand delivery.

         15.02. Assignment. No party may assign, directly or indirectly, its rights or obligations hereunder without the prior written consent of the other party; provided, however, that Purchaser may assign its any or all of Purchaser's rights and obligations hereunder effective at Closing to a real estate investment trust (the "REIT") in connection with its financing of the transaction provided for herein provided Seller first confirms to Purchaser that, in its reasonable determination, such assignment will not have adverse reimbursement consequences for Seller; and provided, further, that no such assignment shall relieve Purchaser of its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, including successors by operation of law pursuant to any merger, consolidation or sale of assets involving either party. In the event of an assignment of this Purchase Agreement to a REIT, Purchaser shall advise Seller as to those documents and deliveries contemplated by this Agreement which are to run in favor of the REIT rather than Purchaser and those documents and deliveries contemplated by this Agreement which will be delivered by the REIT rather than Purchaser, if any, it being understood and agreed that in the event of such an assignment, the only right which the REIT will assume is Purchaser's right to take title to the Seller's Assets and the only obligation which the REIT will assume is Purchaser's obligation to pay the purchase price in accordance with the terms hereof.

         15.03 Sole Agreement. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement, the Disclosure Letter of each of Seller and Purchaser and the documents executed and delivered pursuant hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings and agreements between them.

         15.04. Captions. The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         15.05. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         15.06. Severability. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         15.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         15.08 Knowledge Defined. To the extent that any of the representations and warranties contained in this Agreement are limited by the phrases "to the knowledge of" or "Purchaser has no knowledge of" or "Seller has no knowledge of" or words or phrases of similar import, the same shall mean to the actual knowledge of any of the corporate officers or directors of the party or its subsidiaries making said representation or warranty after due and diligent inquiry with respect thereto. To the extent that any of the representations and warranties contained in this Agreement refer to verbal notice to a party such notice shall be deemed to have been received if delivered to any officer of such party or to an officer of one of its subsidiaries.

         15.09. Expenses. Each party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         15.10. Third Party Beneficiary. Nothing in this Agreement express or implied is intended to and shall not be construed to confer upon or create in any person (other than the parties hereto and their successors and permitted assigns) any rights or remedies under or by reason of this Agreement, including without limitation, any right to enforce this Agreement.

         15.11. Attorneys' Fees. In the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party in any action resulting therefrom shall be entitled to collect from the other its reasonable costs and attorneys' fees, including its costs and fees on appeal.

         15.12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation." The period covered by the phrase "from and after the Closing Date" shall include the Closing Date.

         15.13. Survival. The representations, warranties, covenants or conditions set forth herein shall survive the Closing for a period of two years after the Closing, other than the representation set forth in Paragraphs 6.12 and 6.13, which shall survive for the applicable statute of limitations; provided, however, that in the event that, at anytime during that two year period, any claim is made for a breach thereof, the same shall survive until a final non-appealable resolution thereof. Nothing in this Paragraph 15.13 shall be construed to limit the indemnity obligations of Seller and Purchaser under Paragraph 14.01 which shall survive for as long as the matters to which they relate survive by the terms of this Agreement or, if no such limitation is provided for herein, which shall survive until the expiration of the applicable statute of limitations with respect to the matters to which they relate.

         15.14. Effectiveness of Agreement. This Agreement shall be of no effect unless and until each of the Other Agreements has been executed and delivered by the parties hereto or thereto.

         15.15. Identification of Documents Provided. Any and all documents provided by Seller to Purchaser which are listed on the exhibits hereto shall be numbered using a Bates sequential numbering system in order to ensure that there are no disputes concerning what documents were so provided.

         IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth therein.

                           SAN DIEGO HEALTH ASSOCIATES
                                                     LIMITED PARTNERSHIP


                                            By:      SD Acquisition Corporation
                                            Its:     General Partner

                                          By:       ___________________________
                                          Its:     ____________________________


                                            REGENCY REHAB PROPERTIES, INC.


                                         By:      ____________________________
                                         Its:     ____________________________

                                HORIZON GUARANTY

         Horizon/CMS Healthcare Corporation, a Delaware corporation ("Horizon") as a material inducement to Regency Rehab Properties, Inc. ("Purchaser") to enter into the Purchase and Sale Agreement between San Diego Health Associates Limited Partnership, as Seller and Purchaser dated November 19, 1996 (the "Agreement"), hereby unconditionally, irrevocably and jointly and severally with Seller, guarantees and promises to and for the benefit of Purchaser that (i) the representations and warranties of Seller are true and correct as of the date of execution of the Agreement and shall be true and correct as of the Closing Date (as modified by any supplements to the Seller Disclosure Letter to reflect events after the date hereof) and (ii) Seller shall perform all of its obligations, covenants and agreements, including, but not limited to, its indemnity obligations under Paragraph 14, to be performed on its part under the Agreement. If Seller defaults under the Agreement, Purchaser may proceed immediately against Horizon or Seller or both to enforce any rights it has under the Agreement or this Guaranty. Notwithstanding the foregoing, the representations and warranties of Seller will not survive beyond the periods applicable thereto set forth in Paragraph 15.13 hereof and this Guaranty shall not be construed to give Purchaser a claim or cause of action against Horizon after the expiration of the applicable survival period for a breach by Seller of any representation or warranty.

         The liability of Horizon hereunder shall not be affected by:

                  (a) The renewal, extension, modification or termination of the Agreement by lapse of time or otherwise (all of which are hereby authorized by Horizon) or a release or limitation of the liability of Seller or its estate in any bankruptcy or insolvency proceeding;

                  (b) Any extension in the time for making any payment due under the Agreement or acceptance of partial payment from Seller;

                  (c) The acceptance or release by Purchaser of any additional security for the performance of
         Seller's obligations under the Agreement;

                  (d) The failure during any period of time whatsoever of Purchaser to attempt to collect any amount due under the Agreement or to exercise any remedy available thereunder or any other security instrument given as security for performance of the same, in the event of a default in the performance by Seller in its obligations thereunder;

                  (e) Any assignment or successive assignments of Purchaser's interest under the Agreement
         (whether absolute or as collateral);

                  (f) The assertion by Purchaser against Seller of any rights or remedies reserved or granted to Purchaser under the Agreement, including the commencement by Purchaser of any proceedings against Seller upon the occurrence of a default thereunder; or
                  (g) Any dealings, transactions or other matter occurring between Purchaser and Seller;

         whether or not Horizon shall have knowledge or have been notified of or agreed to any of the foregoing.

                  Horizon hereby expressly waives:

                  (a)  Notice of acceptance of this Guaranty;

                  (b) Presentment, demand, notice of dishonor, protest and notice of protest, and all other notices whatsoever, including, without limitation, notice of any event or matter described in the first paragraph hereof; provided, however, that nothing herein shall be construed as a waiver by Horizon on its own behalf or on behalf of Seller with respect to any notice required to be provided by Purchaser under the terms of the Agreement;

                  (c) Any and all claims or defenses based upon lack of diligence in:

                  (i) collection of any amount, the payment of which is guaranteed hereby;

                  (ii) protection of any collateral or other security for the obligations which are the subject of this Guaranty;

                  (iii) realization upon any other security given for the obligations which are the subject of this Guaranty; or

                  (iv) the discharge, liquidation or reorganization of Seller in bankruptcy or the rejection of the Agreement by Seller or by a trustee in bankruptcy;

                  (d)  Any and all defenses of suretyship; and

                  (e) Any defense based on the lack of consideration for this Guaranty.

         Nothing herein shall be construed, however, as a waiver by Horizon of any of the defenses available to the Seller under the Purchase Agreement to the extent Horizon is lawfully entitled to raise the same as a defense to its obligations hereunder.

         No delay or omission on the part of Purchaser in the exercise of any right or remedy hereunder shall operate as a waiver thereof. All remedies of Purchaser hereunder shall be in addition to, and exercisable consecutively or concurrently in any combination with, any and all remedies available to Purchaser by operation of law or under the Agreement, and Purchaser may exercise its remedies hereunder without the necessity of any notice to Seller or Horizon of nonpayment, nonobservance, nonperformance or other default by Seller under the Agreement other than such notice as may be specifically required by the terms of the Agreement prior to the exercising of such right or remedy.

         Notwithstanding any provision of this Guaranty to the contrary, in the event of the enforcement of this Guaranty by Purchaser, Purchaser shall be entitled to collect from Horizon, Purchaser's costs of collection, including, without limitation, reasonable attorneys' fees.

         Horizon shall not be subrogated to any of the rights of Purchaser by reason of any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its obligations hereunder and Horizon shall look solely to Seller for recoupment of any costs or expenses incurred by Horizon in performing its obligations hereunder.

         For so long as any of the obligations which are the subject of this Guaranty remain outstanding Horizon shall, upon request, provide Purchaser with its quarterly and annual financial statements as soon as the same are available and with any other financial statements as may be reasonably requested by Purchaser.

         This Guaranty shall not be assignable by Horizon but shall be binding upon the successors of Horizon. This Guaranty shall be assignable by Purchaser in connection with a permitted assignment of the Agreement and shall inure to the benefit of its successors and assigns.

         If any term, restriction or covenant of this Guaranty is deemed illegal or unenforceable, all other terms, restrictions and circumstances subject hereto shall remain unaffected to the extent permitted by law; and if any application of any term, restriction or covenant to any person or circumstances is deemed illegal, the application of such term, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

                                            Seller's Parent:

                                            HORIZON/CMS HEALTHCARE CORPORATION,
                             a Delaware corporation

                                        By:      ______________________________
                                                     Neal M. Elliott
                                    President

                                REGENCY GUARANTY

         Regency Health Services, Inc., a Delaware corporation ("Regency") as a material inducement to San Diego Health Associates Limited Partnership ("Seller") to enter into the Purchase and Sale Agreement between Seller and Regency Rehab Properties, Inc. ("Purchaser") dated November 19, 1996 (the "Agreement"), hereby unconditionally, irrevocably and jointly and severally with Purchaser, guarantees and promises to and for the benefit of Seller that (i) the representations and warranties of Purchaser are true and correct as of the date of execution of the Agreement and shall be true and correct as of the Closing Date (as modified by any supplements to the Purchaser Disclosure Letter to reflect events after the date hereof) and (ii) Purchaser shall perform all of its obligations, covenants and agreements, including, but not limited to, its indemnity obligations under Paragraph 14, to be performed on its part under the Agreement. If Purchaser defaults under the Agreement, Seller may proceed immediately against Regency or Purchaser or both to enforce any rights it has under the Agreement or this Guaranty. Notwithstanding the foregoing, the representations and warranties of Purchaser will not survive beyond the periods applicable thereto set forth in Paragraph 15.13 hereof and this Guaranty shall not be construed to give Seller a claim or cause of action against Regency after the expiration of the applicable survival period for a breach by Purchaser of any representation or warranty.

         The liability of Regency hereunder shall not be affected by:

                  (a) The renewal, extension, modification or termination of the Agreement by lapse of time or otherwise (all of which are hereby authorized by Regency) or a release or limitation of the liability of Purchaser or its estate in any bankruptcy or insolvency proceeding;

                  (b) Any extension in the time for making any payment due under the Agreement or acceptance of partial payment from Purchaser;

                  (c) The acceptance or release by Seller of any additional security for the performance of
         Purchaser's obligations under the Agreement;

                  (d) The failure during any period of time whatsoever of Seller to attempt to collect any amount due under the Agreement or to exercise any remedy available thereunder or any other security instrument given as security for performance of the same, in the event of a default in the performance by Purchaser in its obligations thereunder;

                  (e) Any assignment or successive assignments of Seller's interest under the Agreement
         (whether absolute or as collateral);

                  (f) The assertion by Seller against Purchaser of any rights or remedies reserved or granted to Seller under the Agreement, including the commencement by Seller of any proceedings against Purchaser upon the occurrence of a default thereunder; or

                  (g) Any dealings, transactions or other matter occurring between Seller and Purchaser;

         whether or not Regency shall have knowledge or have been notified of or agreed to any of the foregoing.

                  Regency hereby expressly waives:

                  (a)  Notice of acceptance of this Guaranty;

                  (b) Presentment, demand, notice of dishonor, protest and notice of protest, and all other notices whatsoever, including, without limitation, notice of any event or matter described in the first paragraph hereof; provided, however, that nothing herein shall be construed as a waiver by Regency on its own behalf or on behalf of Purchaser with respect to any notice required to be provided by Seller under the terms of the Agreement;

                  (c) Any and all claims or defenses based upon lack of diligence in:

                  (i) collection of any amount, the payment of which is guaranteed hereby;

                  (ii) protection of any collateral or other security for the obligations which are the subject of this Guaranty;

                  (iii) realization upon any other security given for the obligations which are the subject of this Guaranty; or

                  (iv) the discharge, liquidation or reorganization of Purchaser in bankruptcy or the rejection of the Agreement by Purchaser or by a trustee in bankruptcy;

                  (d)  Any and all defenses of suretyship; and

                  (e) Any defense based on the lack of consideration for this Guaranty.

         Nothing herein shall be construed, however, as a waiver by Regency of any of the defenses available to the Purchaser under the Purchase Agreement to the extent Regency is lawfully entitled to raise the same as a defense to its obligations hereunder.

         No delay or omission on the part of Seller in the exercise of any right or remedy hereunder shall operate as a waiver thereof. All remedies of Seller hereunder shall be in addition to, and exercisable consecutively or concurrently in any combination with, any and all remedies available to Seller by operation of law or under the Agreement, and Seller may exercise its remedies hereunder without the necessity of any notice to Purchaser or Regency of nonpayment, nonobservance, nonperformance or other default by Purchaser under the Agreement other than such notice as may be specifically required by the terms of the Agreement prior to the exercising of such right or remedy.

         Notwithstanding any provision of this Guaranty to the contrary, in the event of the enforcement of this Guaranty by Seller, Seller shall be entitled to collect from Regency, Seller's costs of collection, including, without limitation, reasonable attorneys' fees.

         Regency shall not be subrogated to any of the rights of Seller by reason of any of the provisions of this Guaranty or by reason of the performance by Regency of any of its obligations hereunder and Regency shall look solely to Purchaser for recoupment of any costs or expenses incurred by Regency in performing its obligations hereunder.

         For so long as any of the obligations which are the subject of this Guaranty remain outstanding Regency shall, upon request, provide Seller with its quarterly and annual financial statements as soon as the same are available and with any other financial statements as may be reasonably requested by Seller.

         This Guaranty shall not be assignable by Regency or by Seller but shall be binding upon the successors of Regency and Seller.

         If any term, restriction or covenant of this Guaranty is deemed illegal or unenforceable, all other terms, restrictions and circumstances subject hereto shall remain unaffected to the extent permitted by law; and if any application of any term, restriction or covenant to any person or circumstances is deemed illegal, the application of such term, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

                               Purchaser's Parent:

                          REGENCY HEALTH SERVICES, INC.
                             a Delaware corporation

                                        By:      ______________________________
                                                     Richard Matros
                                    President